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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) August 1, 2002
                                                          --------------



                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)


          Delaware                000-25169                 82-049021
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(State or other jurisdiction     (Commission              (IRS Employer
     of Incorporation)           File Number)           Identification No.)



          33 Harbor Square, Suite 202, Toronto, Ontario Canada M5J 2G2
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 416/364-2551



          (Former name or former address, if changed since last report)


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Item 5.           Other Events

Dr. Ivan Lieberburg has resigned as a director of the Company effective as of August 1, 2002. Dr. Lieberburg stated that due to the increasing demands of his position with Elan Corporation, he could no longer devote the time and attention necessary to serve as a director of the Company.

In January 2001, Generex established a joint venture with Elan International Services, Ltd. ("EIS") and Elan Corporation, plc ("Elan"). Pursuant to the Securities Purchase Agreement dated January 16, 2001, between Generex, Elan and EIS, EIS has the right to nominate one director to Generex's Board of Directors for so long as EIS or its affiliates own at least 1.0% of the issued and outstanding shares of Common Stock. Dr. Lieberburg was the nominee of EIS thereunder. The Company has not been notified as to whether EIS will nominate a director to replace Dr. Lieberburg at this time.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GENEREX BIOTECHNOLOGY CORPORATION


Dated: August 14, 2002               By: /s/ E. Mark Perri
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                                         E. Mark Perri, Chairman and CFO